REPORT OF
  INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS
     ON INTERNAL
  CONTROL



  Shareholders and Board
  of Trustees
  Brandes Investment
  Trust
  Glendora, California


  In planning and performing
  our audit of the financial
  statements of Brandes
  Investment Trust for the
  year ended October 31,
  2003, we considered its
  internal control, including
  control activities for
  safeguarding securities, in
  order to determine our
  auditing procedures for the
  purpose of expressing our
  opinion on the financial
  statements and to comply
  with the requirements of
  Form N-SAR, not to
  provide assurance on
  internal control.

  The management of the
  Fund is responsible for
  establishing and maintaining
  internal control.   In
  fulfilling this responsibility,
  estimates and judgments by
  management are required
  to assess the expected
  benefits and related costs
  of controls.   Generally,
  controls that are relevant to
  an audit pertain to the
  entity's objective of
  preparing financial
  statements for external
  purposes that are fairly
  presented in conformity
  with accounting principles
  generally accepted in the
  United States of America.
  Those controls include the
  safeguarding of assets
  against unauthorized
  acquisition, use, or
  disposition.

  Because of inherent
  limitations in any internal
  control, errors or fraud may
  occur and not be detected.
  Also, projection of any
  evaluation of the internal
  control to future periods is
  subject to the risk that it
  may become inadequate
  because of changes in
  conditions or that the
  effectiveness of the design
  and operation may
  deteriorate.

  Our consideration of the
  internal control would not
  necessarily disclose all
  matters in internal control
  that might be material
  weaknesses under
  standards established by
  the American Institute of
  Certified Public
  Accountants.   A material
  weakness is a condition in
  which the design or
  operation of one or more of
  the internal control
  components does not
  reduce to a relatively low
  level the risk that
  misstatements caused by
  error or fraud in amounts
  that would be material in
  relation to the financial
  statements being audited
  may occur and not be
  detected within a timely
  period by employees in the
  normal course of
  performing their assigned
  functions.   However, we
  noted no matters involving
  internal control and its
  operation, including controls
  for safeguarding securities,
  that we consider to be
  material weaknesses, as
  defined above, as of
  October 31, 2003.

  This report is intended
  solely for the information
  and use of management
  and the Board of Trustees
  of Brandes Investment
  Trust and the Securities
  and Exchange Commission,
  and is not intended to be
  and should not be used by
  anyone other than these
  specified parties.

          TAIT,
  WELLER & BAKER


  Philadelphia,
  Pennsylvania
  December 12, 2003